Exhibit 99.1

Jackson Financial Inc. Third Quarter 2021 Financial Results November 10, 2021

Forward - Looking Statements and Non - GAAP Measures This document may contain certain statements, other than those relating to historical facts, that constitute “forward - looking st atements.” Forward - looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “p lan,” “predict,” “project”, “will” or “would” and similar terms and phrases, including references to assumptions. Forward - looking statements are not guarantees of future performance, are subje ct to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to di ffer materially from such statements. Forward - looking statements include statements regarding our intentions, beliefs, assumptions, plans, objectives, goals, strategies, future ev ent s or performance, and underlying assumptions concerning, among other things, our expectations with respect to distributing capital to our stockholders; financial position ; r esults of operations; cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; and the impact of prevailing ca pital markets and economic conditions. We caution you that forward - looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes of our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or s ugg ested by the forward - looking statements contained in this document. A number of important factors, including the risks, uncertainties and assumptions discussed in “Risk Factors, ” “ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business – Financial Goals” in the Company’s Registration Statement on Form 10 and “Mana gement’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s quarterly report for the quarter ended June 30, 2021, filed with the U. S. Securities and Exchange Commission (the SEC), could cause actual results and outcomes to differ materially from those reflected in the forward - looking statements. Certain financial data included in this document consists of non - U.S. GAAP (Generally Accepted Accounting Principles) financial measures. These non - U.S. GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to ot her financial measures determined in accordance with U.S. GAAP. Although the Company believes these non - U.S. GAAP financial measures provide useful information to users in measuring the financial performance and condition of its business, users are cautioned not to place undue reliance on any non - U.S. GAAP financial measures and ratios included in this do cument. A reconciliation of the non - U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non - GAAP Financial Measures” in the appendix of this document. Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures , i ncluding “total adjusted capital” and “statutory admitted assets.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company state men ts filed with the Insurance Department of the State of Michigan and available on the Company’s website at https://investors.jackson.com/financials/statutory - filings. There can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Any forward - looking statements reflect Jackson’s views and assumptions as of the date of this document and Jackson disclaims any obligation to update or revise any forward - looking inf ormation, whether as a result of new information, future events or otherwise, except as required by law. 2

• Jackson’s first Analyst Presentation published August 17 • Demerger / Separation effective September 13 ‒ Appointed Board of Directors became effective • JXN begins regular - way trading September 20 • Standalone capital structure established • $27.3 billion in total retail annuity sales 1 since the demerger announcement in March 2020 Sustained Momentum through Demerger Completion 1) Total sales in the retail annuity segment for the quarters 2Q20 through 3Q21 3

Key Financial Targets 4 500 - 525% adjusted RBC ratio 2 $250 million minimum cash at the holding company 20 - 25% total financial leverage 4 Jackson National Life Insurance Company estimated RBC ratio above 525% 3 Holding company cash position over $800 million at the end of the quarter Total financial leverage ratio of 23.5% $325 - 425 million cash return to shareholders Announced a quarterly dividend of $0.50 per share to commence in the fourth quarter 2021 1 , and approved up to a $300 million share repurchase program 1) Payout of the 4th quarter dividend at $0.50 per common share will return nearly $50 million to shareholders, based on the num ber of issued and outstanding shares of JXN as of September 30, 2021. 2) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsidiaries, adjusted to include cash and investments at Jac kso n Financial Inc. in excess of our target minimum cash and cash equivalents at Jackson Financial Inc. 3) Reflects preliminary statutory results as of September 30, 2021. 4) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations.

Third Quarter Financial Highlights 5 • Strong quarterly earnings and return on equity • Results driven by growing fee - based AUM Delivered Strong Quarterly Earnings Results • Operating entities currently capitalized above target range while establishing a substantial holding company cash position • Leverage within target range Improved Capitalization • $4.8 billion of total annuity sales driven by our differentiated variable annuity suite • In October ― Launched Jackson Market Link Pro suite (RILA) ― Entered the DC 1 market as a carrier in the AllianceBernstein Lifetime Income Strategy Maintained Growth While Remaining Disciplined Supports Capital Return to Shareholders Through Dividends and Share Repurchases 1) Defined Contribution

6,739 6,821 8,814 8,632 8,694 3Q20 4Q20 1Q21 2Q21 3Q21 547 645 568 636 487 3Q20 4Q20 1Q21 2Q21 3Q21 6 Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value 1 ($ millions) Adjusted Operating Earnings of $487 million; EPS (diluted) of $5.16 • Adjusted operating earnings were down compared to the year - ago quarter, which included higher fee income from higher average separate account balances and higher income from private equity and limited partnerships offset by higher DAC amortization • Adjusted operating ROE 1 of 27.4% through the first nine months of 2021 • Conservative definition of adjusted operating earnings Adjusted Book Value of $8.7 billion • Higher book value compared to year - end 2020 primarily due to adjusted operating earnings of $1.7 billion during the first nine months of 2021 Financial Summary Key Takeaways 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations.

Notable Items

($ millions, except per share amounts)	3Q20 Pretax	3Q20 After-tax[1]	3Q20 EPS - Diluted	3Q21 Pretax	3Q21 After-tax[1]	3Q21 EPS - Diluted
(Loss)/Income Attributable to Jackson Financial Inc.	(554)	(397)	(4.28)	190	206	2.18
Non-Operating Losses	1,200	944	10.19	381	281	2.97
Adjusted Operating Earnings[2]	646	547	5.90	571	487	5.16
Notable Items Included in Adjusted Operating Earnings						
Deceleration/(Acceleration) of Deferred Acquisition Costs	125	106	1.14	(63)	(54)	(0.57)
Overperformance from Limited Partnership Income[3]	63	53	0.58	98	84	0.88
Total Notable Items[2]	188	159	1.72	35	30	0.31

- Lower comparable equity market returns resulted in higher DAC amortization
- Favorable performance from limited partnerships resulted in an annualized return of 40% during 3Q21[4]
- Excluding the notable items impact to EPS-Diluted, the remaining change for EPS-Diluted was an increase of $0.67 from $4.18 in 3Q20 to $4.85 in 3Q21

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1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (3Q20 of 15.3%; 3Q21 of 14.7%). 2) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations. 3) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 4) Income from limited partnerships are reported on a one-quarter lag.

Non-Operating Items

Pretax income reflects non-economic hedging results under GAAP accounting and strong adjusted operating earnings

3Q21 Pretax Adjusted Operating Earnings Reconciliation


($ millions)
Net Hedge Loss1: $593 million
571
728
(493)
(997)
169
(79)
300
(9)
190
Pretax adjusted operating earnings
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Net reserve and embedded derivative movements2
DAC and DSI impact related to the net hedge loss
Net realized investment losses
Net investment income on funds withheld assets
Other
Pretax income attributable to Jackson Financial

Highlights

- Year-to-date net hedge gain[1] of $73 million
- Accounting mismatch on equity market impact as equity derivatives are marked-to-market while non-economic reserves are only partially fair valued
- Mismatch from interest rate movements:
  - SOP-03-1 not sensitive to interest rates
  - FAS 157 assumes that the separate account earned rates are tied to the risk-free curve
- We do not explicitly hedge implied volatility, but rather focus on realized volatility under market shocks

1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) Net reserve and embedded derivative movements includes guaranteed benefit claims.

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Segment Results – Retail Annuities

Retail Sales


($ billions)
4.5
4.9
4.7
4.9
4.8
23%
26%
30%
34%
33%
% w/o lifetime guarantees
3Q20
4Q20
1Q21
2Q21
3Q21
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
FA / FIA

Total Annuity Market Share[1]


9.7%
6.3%
1Q16
2Q21

Recent Trends

- Variable annuity sales were up 6% compared to the year-ago quarter reflecting:
  - 71% increase in Elite Access (Investment-Only VA)
  - 33% increase in other variable annuities without lifetime benefit guarantees
  - 8% decline in sales of variable annuities with lifetime benefit guarantees
  - Included in the above, fee-based variable annuity sales were up 18% compared to the year-ago quarter
- FA/FIA sales remain at historically low levels following Jackson's decisive pricing actions taken in early 2020
  - 3Q21 fixed and fixed index annuity net inflows were $37 million[2]
- In October, we entered the RILA market following our announcement of Jackson Market Link Pro℠ and Jackson Market Link Pro Advisory℠
- Consistent total annuity market share driven by our disciplined approach to pricing and industry-leading distribution capabilities

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1) Source: LIMRA 2) FA/FIA net flows exclude the business ceded to Athene.

543 527 3Q20 3Q21 1.2 1.4 3Q20 3Q21 205 246 3Q20 3Q21 Segment Results – Retail Annuities • Pretax adjusted operating earnings down approximately 3% compared to the year - ago quarter due to higher DAC amortization as a re sult of lower equity market returns in the current period compared to the year - ago period, partially offset by higher fee income as a re sult of higher average variable annuity account values as well as higher net investment income from private equity and limited partnership i nve stments • Separate account balances up year - over - year reflecting strong market returns over the past twelve months • Fixed (FA) and fixed - index annuity (FIA) account value, excluding the business ceded to Athene, was up 14% compared to the year - ago quarter 10 Pretax Adjusted Operating Earnings Variable Annuity Account Value FA and FIA Account Value ($ millions) ($ billions) 6.9% - 0.2% Gross Return 1 Separate Account General Account ($ billions) 1) Quarterly variable annuity gross separate account return

37% 37% 20% 6% Segment Results – Institutional & Closed Blocks • Pretax earnings in the Institutional segment were $21 million for the third quarter of 2021, compared to $26 million in the year - ago quarter • Jackson temporarily suspended sales of its institutional products following the separation announcement last year • We expect to re - engage in the market in the coming quarters 11 • Closed Block reported pretax adjusted operating earnings of $68 million, up $3 million compared to the year - ago quarter Institutional Account Value Closed Block Reserves ($ billions) Institutional Highlights Closed Block Highlights $24.7 billion of total reserves Traditional Life Interest Sensitive Life Other Annuity Group Payout Annuity 12.3 8.8 (3.7) 0.2 3Q20 Sales Surrenders, Withdrawals, and Benefits Interest Credited Other 3Q21 ($ billions)

Capital Management 12 • Announced quarterly dividend and share repurchase program 1 reflect our resilient, cash generative business model x On track to meet or exceed target $325 - 425 million in total shareholder returns in the first twelve months following the demerger • Holding company cash was over $800 million at the end of the third quarter, which provides an excess cash position over the minimum liquidity target • GAAP total financial leverage was 23.5%, within our target range of 20 - 25% ― We expect to refinance the two term loan facilities by the end of the year • Statutory Total Adjusted Capital increased to $6.8 billion 2 • Jackson National Life Insurance Company’s estimated RBC ratio was above 525% 2 1) Announced commencement of a quarterly dividend and declared a dividend of $0.50 per Class A and Class B common share for t he fourth quarter 2021 and approved up to a $300 million share repurchase program. Payout of the 4th quarter dividend at $0.50 per common share will return nearly $50 million to shareholders, based on the number of issued and outstand ing shares of JXN as of September 30, 2021. 2) Reflects preliminary statutory results as of September 30, 2021

― Successful Execution of the Demerger ― Strong Balance Sheet ― Delivering Solid 2021 Results ― Continue to Broaden Distribution Capabilities ― Product Expansion with RILA Launch ― Well Positioned for the Future Summary 13

Appendix

DAC / Mean Reversion Overview 15 ▪ For annuity products, the key driver that determines DAC amortization is historical and projected spread or fee income. For fixed annuities, this is typically stable through time, with account balances growing steadily by a modestly varying growth rate. ▪ However, for variable annuities, market movements can displace the account balance underlying the determination of fee income, creating variability in the account balance pattern, which results in acceleration or deceleration of DAC amortization ▪ Mean reversion is an industry accepted approach used by Jackson to partially normalize this account balance pattern ▪ The parameters used by Jackson are typical relative to the industry: • Long - term gross return assumption of 7.15% (net of external fund management fees) • Returns normalized over an 8 - year period: 3 - year look back (historical), 5 - year look forward (mean reversion rate) • Mean reversion rate over the 5 - year forward period is set so that over the full 8 - year period, the annualized return will equal the 7.15% long - term assumption • This is subject to a mean reversion cap of 15% and floor of 0% for the 5 - year forward period ▪ DAC balances are regularly checked for loss recognition, assuring that DAC balances are recoverable from assumed future gross profits Separate Account Growth < Mean Reversion Rate Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Separate Account Growth < Mean Reversion Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Drivers of DAC Amortization / Mean Reversion Current year return Return dropped off from 3 years ago 2021 Rule of Thumb: Acceleration / Deceleration is $19.5m per 1% SA growth under / over mean reversion of 4.6% Note: Acceleration of $39m per quarter during 2021 related to the drop - off return

Operating DAC Amortization Modeling

(Expense) / Benefit (in $ millions)	3Q21 Actual	4Q21 Baseline
Core DAC	(109)	(a)
Drop-off T-3 Return	(39)	(b)
Current Period Return	(24)	(c)
Operating DAC amortization	**(173)**	**(a+b+c)**

- Core DAC amortization is not directly market sensitive, as it is a function of current period gross profits
- DAC acceleration/(deceleration) is determined by separate account returns as detailed in the prior slide, and has a drop-off of the 3-year return component, and a current period return component
  - Estimating the impact from the drop-off of the return 3 years ago is simple, as it remains steady throughout the year ($39 million of acceleration each quarter of 2021)
  - Estimating the impact of the current quarter separate account return requires a projection of the actual separate account return and the corresponding acceleration/(deceleration) that would result

- (a) This could be modeled as a percentage of the estimate of the 4Q 2021 adjusted operating earnings before DAC amortization
- (b) For 4Q21 this would be the same $39 million reported in each of the first 3 quarters of 2021
- (c) This could be modeled by projecting the 4Q21 separate account return, using the quarterly history in the financial supplement compared to the equivalent S&P return for the period. The corresponding acceleration/(deceleration) could also be estimated based on past history. Examples from 2021 are below:

From Financial Supplement ($ millions)	1Q21	2Q21	3Q21
Gross Separate Account Return (%)	4.6%	6.5%	-0.2%
Current Period Return (Expense)/Benefit	69	111	(24)

Estimated DAC Amortization From Current Period Return Using Rule of Thumb[1]	67	104	(26)

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Note: Figures in tables represent pretax amounts.
1) Current Period Gross Separate Account Return - (Mean Reversion Parameter of 4.6% / 4) x 2021 Rule of Thumb of $19.5m; 1Q21 of $67m = (4.6% - 1.15%) x $19.5m; 2Q21 of $104m = (6.5% - 1.15%) x $19.5m; 3Q21 of ($26m) = (-0.2% - 1.15%) x $19.5m

Drivers of GAAP Guaranteed Benefits and Hedging Results 17 Macroeconomic Factor Impact to Total Guaranteed Benefits and Hedging Results Reason Equity Markets Up Negative Hedges fully mark to fair value, while not all liabilities are fully fair valued (SOP 03 - 1) Equity Markets Down Positive Risk Free Rates Up Positive For FAS 157 liabilities, separate account returns are assumed to be directly tied to risk free rates – we do not hedge interest rates for this assumption Risk Free Rates Down Negative Credit Spreads Up Positive Liabilities are discounted using an allowance for credit risk, so higher spreads reduce liabilities – we do not explicitly hedge this item Credit Spreads Down Negative Implied Volatility Up Negative Liabilities are sensitive to moves in implied volatility – we do not explicitly hedge this item and instead price for a high degree of realized volatility Implied Volatility Down Positive

Non-GAAP Financial Measures

[1]In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying profitability drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses which we do not view as driving our underlying profitability. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

Fees attributable to guarantee benefits: fees paid in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from Adjusted Operating Earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from Adjusted Operating Earnings. This presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;

Net movement in freestanding derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from Adjusted Operating Earnings because the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying profitability of our business;

Net reserve and embedded derivative movements: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from Adjusted Operating Earnings because the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying profitability of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer's account value on these policies are also excluded from Adjusted Operating Earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;

Net realized investment gains and losses including change in fair value of funds withheld embedded derivative: Realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction (Athene Reinsurance Transaction described in our Form 10 filed with the SEC);

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Non-GAAP Financial Measures

Adjusted Operating Earnings (Continued)

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the items listed on the previous slide plus the following items:

DAC and DSI impact: amortization of deferred acquisition costs and deferred sales inducements associated with the items excluded from Adjusted Operating Earnings;

Assumption changes: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions;

Loss on Athene Reinsurance Transaction: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;

Net investment income on funds withheld assets: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions;

Other items: one-time or other non-recurring items, such as costs relating to the Demerger and our separation from Prudential, the impact of discontinued operations and investments that are consolidated on our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations, but for which the consolidation effects are not aligned with our economic interest or exposure to those entities; and

Operating income taxes: Calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

As detailed above, the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings, as we believe this approach appropriately removes the impact to both revenue and related expenses associated with the guaranteed benefit features that are offered for certain of our variable annuities and fixed index annuities and gives investors a better picture of what is driving our underlying profitability.

Adjusted Book Value

Adjusted Book Value excludes accumulated other comprehensive income (AOCI) attributable to Jackson Financial Inc. AOCI attributable to Jackson Financial Inc. does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to Jackson Financial Inc. from Adjusted Book Value because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to Jackson Financial Inc. is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Return on Equity

We use Adjusted Operating ROE to manage our business and evaluate our financial performance. Adjusted Operating ROE excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying profitability of our business. We calculate Adjusted Operating ROE by dividing our Adjusted Operating Earnings by average Adjusted Book Value.

Adjusted Book Value and Adjusted Operating ROE should not be used as substitutes for total stockholders' equity and ROE as calculated using net income and total equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

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Non - GAAP Financial Measures Financial Leverage Ratio We use the Financial Leverage Ratio to manage our financial flexibility and ensure that we maintain our financial strength ra tin gs. Total financial leverage is the ratio of total debt to the Total Adjusted Capitalization (combined total debt and Adjusted Book Value). Notable Items Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resu lte d in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results. 20

Adjusted Operating Earnings Reconciliation

$ millions	For the Three Months Ended					For the Nine Months Ended	
	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21	9/30/20	9/30/21
Adjusted Operating Earnings							
Net income (loss) attributable to Jackson Financial Inc.	(397)	76	2,932	(540)	206	(1,709)	2,598
Income tax (benefit) expense	(157)	(273)	586	(55)	(16)	(581)	515
Pretax income (loss) attributable to Jackson Financial Inc.	(554)	(197)	3,517	(595)	190	(2,290)	3,113
Non-Operating Adjustments (Income) Loss							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(634)	(651)	(672)	(701)	(728)	(1,858)	(2,101)
Net movement in freestanding derivatives	3,530	3,849	3,031	442	493	812	3,966
Net reserve and embedded derivative movements	(1,378)	(1,975)	(4,592)	1,374	997	5,159	(2,222)
DAC and DSI impact	(349)	(280)	696	(243)	(169)	(981)	284
Assumption changes	-	(128)	-	-	-	-	-
Total guaranteed benefits and hedging results	1,169	816	(1,537)	872	593	3,132	(73)
Net realized investment (gains) losses including change in fair value of funds withheld assets	355	157	(1,050)	752	79	(975)	(219)
Loss on funds withheld reinsurance transaction	35	-	-	-	-	2,082	-
Net investment income on funds withheld assets	(277)	(286)	(291)	(294)	(300)	(506)	(885)
Other items	(83)	53	(6)	25	9	(12)	29
Total non-operating adjustments	1,200	741	(2,884)	1,355	381	3,721	(1,148)
Pretax adjusted operating earnings	646	544	633	761	571	1,431	1,965
Operating income taxes	99	(102)	65	124	84	196	273
Adjusted operating earnings	547	645	568	636	487	1,235	1,692

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Select GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended					For the Nine Months Ended	
	09/30/20	12/31/20	03/31/21	06/30/21	09/30/21	09/30/20	09/30/21
Net Income (Loss)	(375)	110	3,000	(484)	268	(1,747)	2,784
Income attributable to non-controlling interest	22	34	68	56	62	(38)	186
Net Income (Loss) Attributable to Jackson Financial Inc. [a]	(397)	76	2,932	(540)	206	(1,709)	2,598
Total Stockholders' Equity	9,376	9,429	9,984	10,391	10,258	9,376	10,258
Average Stockholders' Equity [b]	9,117	9,402	9,706	10,187	10,324	8,106	10,015
Total ROE [a]/[b]; Annualized	-17.4%	3.2%	120.8%	-21.2%	8.0%	-28.1%	34.6%
Adjusted Operating Earnings [c]	547	645	568	636	487	1,235	1,692
Adjusted Book Value:							
Total stockholders' equity	9,376	9,429	9,984	10,391	10,258	9,376	10,258
Exclude AOCI attributable to Jackson Financial Inc.	(2,637)	(2,608)	(1,170)	(1,759)	(1,564)	(2,637)	(1,564)
Adjusted Book Value	6,739	6,821	8,814	8,632	8,694	6,739	8,694
Average Adjusted Book Value [d]	6,638	6,780	7,818	8,723	8,663	6,764	8,240
Adjusted Operating ROE [c]/[d]; Annualized	33.0%	38.1%	29.1%	29.2%	22.5%	24.3%	27.4%
Per Share Data (Common Shareholders)							
Net income (loss) (diluted)	(4.28)	0.80	31.03	(5.72)	2.18	(29.15)	27.50
Adjusted operating earnings per share (diluted)	5.90	6.83	6.01	6.74	5.16	21.06	17.91
Book value per common share (diluted)	99.25	99.81	105.69	109.99	108.59	99.25	108.59
Adjusted book value per common share (diluted)	71.34	72.21	93.31	91.38	92.03	71.34	92.03
Shares Outstanding							
Weighted average number of common shares (basic)	92,638,945	94,464,343	94,464,343	94,464,343	94,464,343	58,625,564	94,464,343
Weighted average number of common shares (diluted)	92,638,945	94,464,343	94,464,343	94,464,343	94,464,343	58,625,564	94,464,343
End of period common shares (diluted)	94,464,343	94,464,343	94,464,343	94,464,343	94,464,343	94,464,343	94,464,343

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Glossary

Assets Under Management (AUM) - General account investments and separate account assets.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes recorded in net losses on derivatives and investments.

Earnings per Share - Basic earnings per share is calculated by dividing net (loss) income attributable to JFI shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the effect of all potentially dilutive instruments, such as share-based awards.

Fixed Annuity - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity - An annuity with an ability to share in the upside from certain financial markets such as equity indices.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the annuitant.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an annuitant is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

Net Amount at Risk (NAR) - The excess of the current benefit base value for the guarantee benefit over the current account value. The NAR of the GMWB without lifetime benefit is the undiscounted excess of the guaranteed withdrawal benefit over the account value, and the GMWB with lifetime benefit is the estimated value of additional life contingent benefits paid after the guaranteed withdrawal benefit is exhausted.

Net Flows - Net flows represents the net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

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Glossary

Risk Based Capital (RBC) - Rules to determine insurance company statutory capital requirements. It is based on rules published by the National Association of Insurance Commissioners (NAIC).

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, and fixed annuities. These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high net worth investors and the mass and affluent markets.

The financial results of the variable annuity business are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of JFI's fixed annuities, including the fixed portion of its variable annuity account values and fixed index annuities, are largely dependent on JFI's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), funding agreements (including agreements issued in conjunction with JFI's participation in the US Federal Home Loan Bank of Indianapolis program (FHLBI)) and Medium Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLBI in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on JFI's ability to earn spreads on general account assets.

Segment - Closed Life and Annuity Blocks

Although JFI historically offered traditional life insurance products, it discontinued new sales of life insurance products in 2012. JFI's Closed Life and Annuity Blocks segment includes life insurance products offered through that point, including various protection products, such as whole life, universal life, variable universal life and term life insurance products that provide financial safety for individuals and their families. This segment also includes acquired closed blocks consisting primarily of life insurance and group pay-out annuities, and a closed block of defined benefit annuity plans assumed from John Hancock USA and John Hancock Life Insurance Company of New York through a reinsurance agreement.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net losses on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity - A type of annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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